Exhibit 10.4

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of January 28, 2020, by and between BioPharmX Corporation,  a  Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”).

WHEREAS,  the Investor is the holder of certain common stock purchase warrants (the “Warrants”) issued by the Company as set forth on the Investor’s signature page attached hereto;

WHEREAS, subject to the terms and conditions set forth in this Agreement and in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Investor, and the Investor desires to exchange with the Company, all of the Warrants (such Warrants to be exchanged, the “Exchange Warrants) set forth on the Signature Page hereto for the number of shares of Common Stock set forth on the Investor’s signature page hereto (the “Shares” or the "Exchange Securities") in accordance with the exchange ratio (the "Exchange Ratio") set forth opposite each tranche of Exchange Warrants on the Investor's signature page hereto;  and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.         Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Investor shall,  and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Exchange Warrants for the Exchange Securities (the "Exchange").  Subject to the conditions set forth herein,  the exchange of the Exchange Warrants for the Exchange Securities shall take place on February 7, 2020, or at such other time and place as the Company and the Investor mutually agree (the “Closing” and such date, the “Closing Date”).  At the Closing, the following transactions shall occur:

1.1       On the Closing Date, in exchange for the Exchange Warrants, the Company shall deliver Exchange Securities to the Investor or its designee in accordance with the Investor’s delivery instructions set forth on the Investor signature page hereto.  Upon receipt of the Exchange Securities in accordance with this Section 1.1, all of the Investor’s rights under the Exchange Warrants shall be extinguished.  The Investor shall tender to the Company the Exchange Warrants no later than three Trading Days (as defined below) following the Closing Date.

1.2       On the Closing Date, the Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Securities, irrespective of the date such Exchange Securities are delivered to the Investor in accordance herewith. The Exchange Warrants shall be deemed for all corporate purposes to have been cancelled upon receipt of the Exchange Securities in accordance with Section 1.1 above.

As used herein, “Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

As used herein, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

As used herein, “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded.

1.3       The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange, including, at the request of the Company or its transfer agent, executed stock powers in customary form.

2.         Closing Conditions.

2.1       Conditions to Investor’s Obligations. The obligation of the Investor to consummate the Exchange is subject to the fulfillment, to the Investor’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)        Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)        Issuance of Shares.  At the Closing, the Company shall cause the Shares to be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian ("DWAC") system for the accounts of the Investor.

(c)        No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)        Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

2.2       Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a)        Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b)        No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c)        Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

3.         Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

3.1       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2       Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder, and the authorization (or reservation for issuance of), the Exchange, and the issuance of the Exchange Securities, have been taken on or prior to the date hereof.

3.3       Valid Issuance of the Shares. The Shares, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable.

3.4       Compliance With Laws.  In connection with the Exchange, the Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business, and the Company has not received written notice of any such violation.

3.5       Affiliate Status of Investor. The Investor is not: (i) an officer or director of the Company, (ii) to the Company's knowledge, an "affiliate" of the Company (as defined in Rules 144 under the Securities' Act), and (iii) to the Company's knowledge, based on the most recent Schedule 13G filed by the Investor with the U.S. Securities and Exchange Commission ("SEC"), the "beneficial owner" of more than 10% of the Company's outstanding common stock (as that term is defined under the Securities Exchange Act of 1934 ("Exchange Act").

3.6       Consents; Waivers.  No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

3.7       Absence of Litigation.  Except for such proceedings that are described in the Company's current and periodic reports filed with the SEC, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Securities or any of the Company’s officers or directors in their capacities as such.

3.8       No Group.  The Company represents to the Investor that it may be entering into one or more exchange agreements with other investors (each, an "Other Investor") who hold warrants to purchase the Company's common stock in substantially the form and identical terms hereof (“Other Agreements”). However, the Company hereby represents that it is not aware of any relationship between the Investor and any Other Investor, other than the relationship between the Investor and funds managed by the investment manager of the Investor.

3.9       Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

3.10     No Commission Paid. Neither the Company nor any of its affiliates nor any Person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange.

4.         Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

4.1       Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

4.2       Investment Experience. The Investor can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Securities. Investor is acting for the benefit of its own account, is a sophisticated investor, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of entering into this transaction.  Investor is an "accredited investors", as that term is defined in the rules promulgated under the Securities Act.

4.3       Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Exchange Securities which have been requested by the Investor.  The Investor has had the opportunity to review the Company's filings with the Securities and Exchange Commission.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Exchange Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Exchange Securities. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Exchange Securities and the transactions contemplated by this Agreement.

4.4       Affiliate Status of Investor; Holding Period. The Investor is not: (i) to Investor's knowledge, an "affiliate" of the Company (as defined in Rules 144 under the Securities' Act), and (ii) to Investors knowledge, the "beneficial owner" of more than 10% of the Company's outstanding common stock (as that term is defined under the Exchange Act. Each of the Restricted Exchange Warrants have been held by the Investor for a holding period of not less than one year; provided, that in making the foregoing representation, the Investor has tacked the holding period during which Restricted Exchange Warrants were held by one or more funds managed by the investment manager of the Investor, none of which were at any time an "affiliate" of the Company.

4.5       No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Securities or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Securities.

4.6       Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

5.         Additional Covenants.

5.1       Disclosure.  The Company shall, on or before 9:30 a.m., New York City time, on January 31, 2020, issue a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby.  The Company shall file a registration statement on Form S-4 in connection with the Merger Agreement (as defined below) no later than the earlier of the day after the Record Date (as defined below) and May 31, 2020.  The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Investor.

5.2       Most Favored Nations.  The Company hereby represents and warrants as of the date hereof and covenants and agrees that if it elects to offer to Other Investors who own warrants that are identical to the Exchange Warrants it will make such offer on terms no more favorable to the Other Investors than have been agreed to with the Investor.

5.3       Fees and Expenses.    Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.4       Section 3(a)(9) Exchange.  The parties acknowledge and agree that the Exchange is being completed in accordance with Section 3(a)(9) of the Securities Act and, (i) to the extent that Exchange Warrants were originally issued in a registered offering, the Shares issued in exchange therefor shall take on the registered characteristics of such Exchange Warrants and (ii) to the extent that Exchange Warrants were originally issued in a private placement (the "Restricted Exchange Warrants"), the holding period of the Shares being exchanged therefor may be tacked on to the holding period of such Exchange Warrants.  The Company agrees not to take any position contrary to this Section 5.4.  In consideration for the Company agreeing to issue the Shares being exchanged for Restricted Exchange Warrants to the Investor via the DWAC system without any restrictive legend, the Investor acknowledges and agrees that it will not sell any of the Shares issued in exchange for Restricted Exchange Warrants at any time that the Investor is notified by the Company that the Company is not in compliance with its filing obligations under Exchange Act.  In addition, upon any such event, if requested by the Company, the Investor covenants and agrees to promptly return any Shares issued in exchange for Restricted Exchange Warrants held by the Investor at such time pursuant to written directions given by the Company so that the Company (or its transfer agent) may add restrictive legends to such Shares.

5.5       Agreement to Hold and Vote the Shares.  The Holder hereby agrees to hold the Shares until the earlier of (i) the day after the record date (the “Record Date”) with respect to the shareholder vote to approve the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization dated as of January 28, 2020 by and among the Company, BITI Merger Sub, Inc. and Timber Pharmaceuticals LLC (the "Merger Agreement") and (ii) May 31, 2020, and to vote all of the Shares held by the Holder as of such Record Date as recommended by a majority of the Board of Directors of the Company with respect to the approval of the transactions contemplated by the Merger Agreement.  Notwithstanding anything to the contrary contained herein, the provisions of this Section 5.5 shall become null and void upon the termination of the Merger Agreement for any reason.

6.         Miscellaneous.

6.1       Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.3       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4       Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.5       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

6.6       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.7       Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersede and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

6.8       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9       Interpretation.  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

6.10     No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.11     Survival.  The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Exchange Securities.

6.12     Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.13     No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

BIOPHARMX CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR

Name of Investor: ________________________________________

Signature of Authorized Signatory of Investor: ________________________

Name of Authorized Signatory: _______________________________________

Title of Authorized Signatory:____________

Email Address of Authorized Signatory:__________________________

Exchange Warrants:

[    ] $4.10 Strike 6/30/2021 Exp. Date - Exchange Ratio: 0.25335 shares of Common Stock per Warrant

[    ] $4.10 Strike 5/21/2021 Exp. Date - Exchange Ratio: 0.21957 shares of Common Stock per Warrant

[   ] $5.00 Strike 11/24/2022 Exp. Date - Exchange Ratio: 0.52359 shares of Common Stock per Warrant

[    ] $7.50 Strike 10/23/2022 Exp. Date- Exchange Ratio: 0.40536 shares of Common Stock per Warrant

[    ] $18.75 Strike 3/29/2022 Exp. Date- Exchange Ratio: 0.13512 shares of Common Stock per Warrant

Exchange Securities: [   ] shares of Common Stock

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